SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 16, 2004

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                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-16239                 06-1481060
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


              7 Commerce Drive
            Danbury, Connecticut                                    06810
   (Address of principal executive offices)                       (Zip code)



       Registrant's telephone number, including area code: (203) 794-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

       (c) This Form 8-K/A amends the Current Report on Form 8-K of ATMI, Inc. ("ATMI") dated November 16, 2004 to file a copy of the Employment Agreement (the "Agreement") entered into between ATMI and Douglas A. Neugold dated as of December 31, 2004 and effective January 1, 2005 (the "Effective Date").

       The Agreement supercedes the employment agreement entered into between Mr. Neugold and Advanced Technology Materials, Inc., a Delaware corporation ("ATMI Sub"), dated April 26, 2000. The Agreement has a two-year term, subject to renewal upon agreement of the parties and subject to earlier termination of employment for any reason. Under the Agreement, Mr. Neugold will serve as Chief Executive Officer and President of ATMI and ATMI Sub. Mr. Neugold shall be entitled to an annual base salary of $475,000, and an incentive compensation award with a target of 90% of annual base salary and a maximum bonus opportunity equal to 180% of annual base salary. In addition, Mr. Neugold will be granted options to purchase 30,000 shares of ATMI common stock at an exercise price equal to the closing price on the Effective Date and an award of 70,000 shares of restricted stock. If Mr. Neugold's employment is terminated other than for "cause" (as defined in the Agreement) or if he resigns for "good reason" (as defined in the Agreement), Mr. Neugold will be entitled to twenty-four months of base salary and, if elected, continuation of certain medical benefits. Furthermore, in the event Mr. Neugold's employment is terminated other than for cause (as defined in the Agreement) or if he resigns for "good reason" (as defined in the Agreement), in either case within 548 days after a "change of control" (as defined in the Agreement), (a) all stock options held by Mr. Neugold to purchase shares of ATMI common stock shall become fully vested and immediately exercisable and shall remain exercisable for no less than one year after such termination, notwithstanding the vesting and exercise provisions of any stock option award agreement concerning such options (but subject to the relevant expiration date), and all restricted stock held by Mr. Neugold shall be fully vested notwithstanding the vesting provisions of any restricted stock agreement concerning such restricted stock; provided that to the extent that the vesting of all or some of such restricted stock is not permitted under the relevant plan under which such shares are granted, in lieu thereof ATMI will pay Mr. Neugold an amount in cash equal to the fair market value, as of the date of such termination of employment following such "change of control", of those restricted shares that do not vest, and (b) Mr. Neugold will be entitled at a minimum to the target amount under any bonus plans then in effect as if fully earned. Under the Agreement, upon the termination of Mr. Neugold's employment, he will be subject to certain non-competition and non-solicitation restrictions.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits.

            10.1 Employment Agreement dated December 31, 2004 by and between ATMI, Inc. and Douglas A. Neugold.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005

                                       ATMI, INC.


                                       By: /s/ Daniel P. Sharkey
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                                          Name:  Daniel P. Sharkey
                                          Title: Vice President, Treasurer and
                                                 Chief Financial Officer





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